Exhibit 4.1

Citizens Communications Company

And

JPMorgan Chase Bank,

As trustee

Third Supplemental Indenture

Dated as of November 12, 2004 to

Senior Indenture

Dated as of May 23, 2001

i

THIRD SUPPLEMENTAL INDENTURE, dated as of November 12, 2004 (this “Supplemental Indenture”), between CITIZENS COMMUNICATIONS COMPANY, a Delaware corporation (the “Issuer” or the “Company”), and JPMORGAN CHASE BANK, a corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee have duly executed and delivered an Indenture, dated as of May 23, 2001 (the “Indenture”), providing for the authentication, issuance, delivery and administration of unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series by the Issuer (the “Securities”);

WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of Securities (the “Notes”) to be issued under the Indenture in an aggregate principal amount of $700,000,000, which may be authenticated and delivered as provided in the Indenture;

WHEREAS, the Issuer desires to supplement and amend the provisions of the Indenture to issue the Notes;

WHEREAS, Section 8.1 of the Indenture expressly permits the Issuer and the Trustee to enter into one or more supplemental indentures for the purposes, inter alia, of establishing the forms and terms of Securities of any series as permitted by Sections 2.1 and 2.3 of the Indenture or making certain provisions in the Indenture which the Issuer deems necessary or desirable, and permits the execution of such supplemental indentures without the consent of the Holders of any Securities then outstanding;

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Issuer has duly determined to execute and deliver to the Trustee this Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof has been in all respects duly authorized;

NOW, THEREFORE, in consideration of the premises, the Issuer and the Trustee mutually covenant and agree as follows:

Section 1.               Definitions.

1.1.          Unless the context otherwise requires:

(a)           A term not defined herein that is defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)           A term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c)           A reference to a Section or Article is to a Section or Article of this Supplemental Indenture.

1.2.          Unless the context otherwise requires, the following terms shall have the following meanings:

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Issuer or Indebtedness of a Subsidiary of the Issuer assumed in connection with an Asset Acquisition by such Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Subsidiary or such Asset Acquisition.

“Adjusted Treasury Rate” means, with respect to any redemption date:

(1)           the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2)           if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Acquisition” means (1) an investment by the Issuer or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Issuer or any of its Subsidiaries; or (2) an acquisition by the Issuer or any of its Subsidiaries of the property and assets of any Person other than the Issuer or any of its Subsidiaries that constitute substantially all of a division, operating unit or line of business of such Person.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles.  The amount of Indebtedness shall be the capitalized amount of the obligations determined in accordance with generally accepted accounting principles consistently applied.

“Capital Stock” means, with respect to any entity, any and all shares, interests, participations or other equivalents (however designated) of or in such entity’s Common Stock or other equity interests, and options, rights or warrants to purchase such Common Stock or other equity interests, whether now outstanding or issued after the Issue Date.

“Change of Control” means the occurrence of any of the following:

(1)           the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(2)           any “person,” as such term is used in Section 13(d)(3) of the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Issuer; provided that a transaction in which the Issuer becomes a Subsidiary of another Person shall not constitute a Change of Control if (a) the stockholders of the Issuer immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Stock of such other Person of whom the Issuer is then a Subsidiary and (b) immediately following such transaction no person (as defined above) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Issuer; or

(3)           the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Common Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)           was a member of such Board of Directors on the Issue Date; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

 “Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other lenders, including the Rural Telephone Finance Cooperative, providing for revolving credit loans, term loans, receivables financings, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, letters of credit or other borrowings, including capital markets debt, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Custodian” means JPMorgan Chase Bank, as custodian of the Notes on behalf of the Depositary.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a Note in certificated form, other than a Global Note, issued in accordance with Section 3 hereof, substantially in the form of Exhibit A hereto, except that such note shall not bear the Global Note Legend.

“Depositary” means The Depository Trust Company or any other depositary from time to time specified pursuant to the Indenture.

“Designated Subsidiary” means any Subsidiary of the Issuer (a) the Capital Stock of which the Issuer intends to distribute to its shareholders or (b) the assets or Capital Stock of which the Issuer intends to sell or otherwise dispose of to any Person other than the Issuer or any of its Subsidiaries, in each case, as evidenced by a Board Resolution.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes.

“Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination, unless otherwise specified, shall be conclusive if evidenced by a Board Resolution.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.  All ratios and computations contained or referred to in this Supplemental Indenture and the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Supplemental Indenture and the Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the Notes and the application of the proceeds therefrom, including any costs or expenses and the write-off of any debt issuance costs in connection therewith, and (2) except as otherwise provided, the amortization of any amounts required or permitted by Statement of Financial Accounting Standards Nos. 141 and 142.

“Global Note Legend” means the legend set forth in Section 4.3 that is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Notes that is a Global Security, issued in accordance with Section 3 hereof, substantially in the form of Exhibit A hereto.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Subsidiary shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary and (2) neither the accrual of interest nor the accretion or amortization of original issue discount nor the payment of interest or dividend in the form of additional Indebtedness shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)           all indebtedness of such Person for borrowed money;

(2)           all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4)           all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)           all Capitalized Lease Obligations of such Person;

(6)           all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)           all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8)           to the extent not otherwise included in this definition, obligations under Interest Rate Agreements, Commodity Agreements and Currency Agreements, except for Interest Rate Agreements, Commodity Agreements and Currency Agreements entered into for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk; and

(9)           all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided:

(A)          that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B)           that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C)           that Indebtedness shall not include:

(I)       any liability for federal, state, local or other taxes;

(II)       workers’ compensation claims, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided in the ordinary course of business;

(III)      obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of its Incurrence; or

(IV)     any Indebtedness defeased or called for redemption.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Indirect Participant” means a person who holds a beneficial interest in a Global Note through a Participant.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Issue Date” means the date on which the Notes offered hereby are originally issued under this Supplemental Indenture.

“Lien” means, with respect to any property or assets, including Capital Stock, any mortgage or deed of trust, pledge, lien, hypothecation, assignment, deposit arrangement, security interest, charge, easement or zoning restriction that materially impairs usefulness or marketability, encumbrance, security agreement, Capital Lease Obligation, conditional sale, any other agreement that has the same economic effect as any of the above, or any sale and leaseback transaction.

“Moody’s” means Moody’s Investor Services, Inc. or any successor rating agency.

“Participant” means a person who has an account with the Depositary.

“Permitted Amount” means, at any time, the sum of (a) 10% of the value of the consolidated total assets of the Issuer and (b) 20% of the sum of the total consolidated current assets and net property, plant and equipment of the Issuer, in each case, as shown on, or computed from, the most recent quarterly or annual consolidated balance sheet filed by the Issuer with the SEC or provided to the Trustee.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registrar” means the registrar specified from time to time pursuant to Section 3.2 of the Indenture.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled to vote in the election of the Board of Directors of such Person.

Section 2.               Terms and Conditions of the Securities.

There is hereby authorized the following new series of Notes:

2.1.          6 1/4% Senior Notes due January 15, 2013.

(a)           The Notes are hereby authorized and designated as the “6 1/4% Senior Notes due 2013”.

(b)           The Notes shall be in an aggregate principal amount of $700,000,000 and shall bear interest at a rate of 6 1/4% per annum, shall mature on January 15, 2013 and are subject to optional redemption, in whole or in part, at any time prior to the stated maturity date thereof pursuant to the terms set forth in Section 7 hereof.

(c)           The date from which interest shall accrue on the Notes, the interest payment dates of the Notes, the record date with respect to each payment of interest on the Notes and all other terms of the Notes are set forth in the form of Note attached hereto.

2.2.          Issuance of Additional Securities.  The Issuer shall be permitted to amend this Supplemental Indenture in order to increase the aggregate principal amount of Notes of any series that may be issued hereunder without the consent of the Holders of Notes of any series so affected.

Section 3.               Form of Notes.

The Notes shall be issued in the form of Global Notes.  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, as custodian of the Global Notes, in accordance with instructions given by the Holder thereof as required by Section 4 hereof.

Section 4.               Transfer and Exchange.

Notwithstanding any provisions to the contrary set forth in Article Two of the Indenture, the following terms and conditions shall govern the transfer and exchange of the Notes.

4.1.          Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes.  Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 4, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 4; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 4.2.

4.2.          Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of the Indenture, as supplemented by this Supplemental Indenture, and the Applicable Procedures.  Transfers of beneficial interests in the Global Notes also shall require compliance with either Section 4.2(a) or (b) below, as applicable:

(a)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to register the transfers described in this Section 4.2(a).

(b)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 4.2(a) above, the transferor of such beneficial interest must deliver to the Depositary either (1) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the Global Note, or in another Global Note in the case of an exchange, in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (2) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Registrar containing information regarding the person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (2)(A) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture, as supplemented by this Supplemental Indenture, and the Notes or otherwise applicable under the Securities Act, the Custodian shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 4.4 hereof.

4.3.          Legend.  Each Global Note issued under this Supplemental Indenture shall bear a legend on the face of the Global Note in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE CUSTODIAN MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 4.4 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT

NOT IN PART PURSUANT TO SECTION 4.1 OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

4.4.          Cancellation and/or Adjustment of Global Notes.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Custodian in accordance with Section 2.10 of the Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Custodian or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

Section 5.               Limitation on Mergers, Consolidations and Sales of Assets.

5.1.          In connection with the Notes (and for the avoidance of doubt, not in connection with any other series of notes issued under the Indenture, unless set forth by the supplemental indenture related thereto), Section 9.1 of the Indenture is hereby amended by deleting such section in its entirety and replacing it with the following:

                                “Limitation on Mergers, Consolidations and Sales of Assets.  The Issuer may not consolidate or merge with or into, or sell, lease or convey all or substantially all of its assets in any one transaction or series of transactions to any other corporation, unless:

(1)           the resulting, surviving or transferee corporation (the “successor”) is either the Issuer or is a corporation organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of the Issuer’s obligations under the Indenture, this Supplemental Indenture and the Notes; and

(2)           immediately after giving effect to the transaction no Event of Default or event which with notice or lapse of time would be an Event of Default has occurred and is continuing.”

Section 6.               Covenants.

In addition to the covenants set forth in Article Three of the Indenture, the following additional covenants shall apply to the Issuer in connection with the Notes:

6.1.          Limitation on Subsidiary Indebtedness.  The Issuer shall not permit any of its Subsidiaries to Incur any Indebtedness, other than

(A)          Indebtedness of any Subsidiary of the Issuer consisting of (i) Guarantees by such Subsidiary of Indebtedness of the Issuer under Credit Facilities or (ii) Liens granted by such Subsidiary to secure such Guarantee or such Indebtedness of the Issuer, in an aggregate principal amount (without duplication), when taken together with the aggregate principal amount of Indebtedness secured by Liens on the property or assets (which includes capital stock) of the Issuer and its Subsidiaries Incurred pursuant to the second sentence and clause (1) of the first paragraph of Section 6.2, not to exceed the Permitted Amount at the time of Incurrence of such Guarantee or Lien;

(B)           Indebtedness of any Designated Subsidiary or any Subsidiary of such Designated Subsidiary; provided that, with respect to this clause (B) only, no portion of such Indebtedness is recourse to the Issuer or any of its other Subsidiaries;

(C)           Acquired Indebtedness;

(D)          Indebtedness existing on the Issue Date of any Subsidiary of the Issuer;

(E)           Indebtedness of any Subsidiary of the Issuer issued in exchange for, or the net proceeds of which are used or will be used to extend, refinance, renew, replace, defease or refund, other Indebtedness that was permitted by this Supplemental Indenture to be Incurred under clause (C) or (D) of this paragraph; or

(F)           Indebtedness in an aggregate principal amount, at any time outstanding, not to exceed $100 million.

The maximum amount of Indebtedness that may be Incurred pursuant to this Section 6.1 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

6.2.          Limitations on Liens.  The Issuer shall not, and shall not permit any of its Subsidiaries to, allow any Lien on any of the Issuer’s or its Subsidiaries’ property or assets (which includes capital stock) securing Indebtedness, unless the Lien secures the Notes equally and ratably with, or prior to, any other Indebtedness secured by such Lien, so long as such other indebtedness is so secured, subject to certain exceptions described in this Section 6.2.  Section 6.2 shall not apply to secured debt which the Issuer or its Subsidiaries may issue, assume, guarantee or permit to exist up to 10% of the value of the consolidated total assets of the Issuer as shown on, or computed from, the most recent quarterly or annual balance sheet filed by the Issuer with the SEC or provided to the Trustee.  In addition, this Section 6.2 shall not apply to:

(1)           Liens securing indebtedness and other obligations under any senior bank financing of the Issuer or any of its Subsidiaries, including guarantees of indebtedness and other obligations under such senior bank financings, in an amount of up to 20% of the sum of the total consolidated current assets and net property, plant and equipment of the Issuer as shown on, or computed from, the most recent quarterly or annual balance sheet filed by the Issuer with the SEC or provided to the Trustee;

(2)           Liens existing on the Issue Date;

(3)           Liens on property that exist when the Issuer acquires the property that secure payment of the purchase price of the property;

(4)           Liens securing debt that any Subsidiary of the Issuer owes to the Issuer or to any other Subsidiary of the Issuer;

(5)           Liens on property, shares of stock or indebtedness of any entity that exists when (a) it becomes a Subsidiary of the Issuer, (b) it is merged into or consolidated with the Issuer or any of its Subsidiaries, or (c) the Issuer or any of its Subsidiaries acquires all or substantially all of the assets of the entity, provided that no such Lien extends to any other property of the Issuer or any of its Subsidiaries;

(6)           Liens on property to secure debt incurred for development or improvement of the property;

(7)           Liens securing (a) nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt), (b) contingent obligations on surety and appeal bonds and (c) other similar nondelinquent obligations, in each case incurred in the ordinary course of business;

(8)           Liens securing purchase money Indebtedness or Capital Lease Obligations, provided that (a) any such Lien attaches to the property within 270 days after the acquisition thereof and (b) such Lien attaches solely to the property so acquired;

(9)           Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit account or other funds, provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against the Issuer’s access in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by the Issuer to provide collateral to the depository institution;

(10)         pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation;

(11)         statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings;

(12)         Liens arising solely by operation of law and in the ordinary course of business, such as mechanics’, materialmen’s, warehousemen’s and carriers’ Liens and Liens of landlords or of mortgages of landlords on fixtures and movable property located on premises leased in the ordinary course of business;

(13)         Liens on personal property (other than shares or debt of the Issuer’s Subsidiaries) securing loans maturing in not more than one year or on accounts receivables in connection with a receivables financing program;

(14)         Liens securing financings in amounts up to the value of assets, businesses and properties acquired after the Issue Date; or any Lien upon any property to secure all or part of the cost of construction thereof or to secure debt incurred prior to, at the time of, or within twelve months after completion of such construction or the commencement of full operations thereof (whichever is later), to provide funds for such purpose; or

(15)         extensions, renewals or replacement of any of the Liens described above, if limited to all or any part of the same property securing the original Lien.

Notwithstanding the foregoing, the Issuer shall not, and shall not permit any of its Subsidiaries to, Incur Liens securing Indebtedness or other obligations pursuant to the second sentence or clause (1) of the first paragraph of this Section 6.2, unless, after giving effect to the Incurrence of such Liens, the aggregate amount (without duplication) of (a) the Indebtedness and other obligations secured by Liens on the property or assets (which includes capital stock) of the Issuer and its Subsidiaries Incurred pursuant to the second sentence and clause (1) of the first paragraph of this Section 6.2  plus (b) the Indebtedness of the Issuer’s Subsidiaries Incurred pursuant to clause (A) of the first paragraph of Section 6.1 shall not exceed the Permitted Amount at the time of the Incurrence of such Liens.

6.3.          Repurchase of Notes upon a Change of Control.  Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part, equal to $1,000 or an integral multiple thereof, of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in this Supplemental Indenture at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes to the applicable date of repurchase (the “Change of Control Payment”).  Within 30 days following any Change of Control, if the Issuer had not, prior to the Change of Control, sent a redemption notice for all the Notes in connection with an optional redemption permitted by Section 7 hereof, the Issuer shall mail a notice to each registered Holder briefly describing the transaction or transactions that constitute a Change of Control and offering to repurchase Notes on the date specified in such notice (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and Supplemental Indenture and described in such notice.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 6.3, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 6.3 by virtue of such conflict.

On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1)           accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

The paying agent shall promptly mail to each registered Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.  Any Note so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date.

This Section 6.3 shall be applicable, except as described in Section 6.3, following a Change of Control notwithstanding Section 7 hereof.

Notwithstanding the foregoing, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 6.3 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The Issuer may make a Change of Control Offer in advance of a Change of Control, and conditional upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

6.4.          Termination of Certain Covenants.  In the event that the Notes receive a rating equal to or greater than BBB- by S&P and Baa3 by Moody’s (with a stable or better outlook in the case of a rating equal to BBB- by S&P and Baa3 by Moody’s) (each such rating, an “Investment Grade Rating”), and notwithstanding that the Notes may later cease to have an Investment Grade Rating from either S&P or Moody’s or both, the Issuer and its Subsidiaries shall not be subject to Sections 6.1 and 6.3.

Section 7.               Redemption.

7.1           The Notes may be redeemed at the Issuer’s election, in whole or in part, at any time at a redemption price equal to the greater of:

(1)           100% of the principal amount of the Notes to be redeemed then outstanding; and

(2)           as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points;

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the Issuer selects a redemption date that is on or after a Record Date and on or before the related interest payment date, the accrued and unpaid interest, if any, shall be paid to the person in whose name the Note is registered at the close of business on such Record Date.

The Issuer shall mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

7.2           In connection with the Securities (and for the avoidance of doubt, not in connection with any other series of Securities issued under the Indenture, unless set forth by supplemental indenture related thereto), the first sentence of the last paragraph of Section 12.2 of the Indenture is hereby amended by deleting such sentence and replacing it with the following:

“If less than all of the Securities are to be redeemed, selection of the Securities for redemption shall be made by the Trustee as follows:

(a)           if the Securities are listed on any principal national securities exchange, in compliance with the requirements of such principal national securities exchange; or

(b)           if the Securities are not so listed, on a pro rata basis (subject to the procedures of The Depository Trust Company) or, to the extent a pro rata basis is not permitted, in such manner as the Trustee shall deem to be fair and appropriate.

However, no Security of $1,000 in principal amount or less shall be redeemed in part.  A new Security in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security.”

Section 8.               Miscellaneous.

8.1.          Ratification of Indenture.  The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

8.2.          GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

8.3.          Counterparts.  This Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one instrument.

8.4.          The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed as of the date first above written.

CITIZENS COMMUNICATIONS COMPANY,
as Issuer

By:
Name:
Title:

JPMORGAN CHASE BANK,
as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE CUSTODIAN MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 4.4 OF THE SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.1 OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

Citizens Communications Company

6 1/4 %  SENIOR NOTE DUE 2013

No.

ORIGINAL ISSUE DATE:  November 12, 2004

$[ ],000,000	CUSIP: 17453BAP6

Citizens Communications Company, a corporation duly organized and existing under the laws of the State of Delaware (the “ISSUER”), for value received, hereby promises to pay CEDE & CO., or registered assigns, the principal sum of $ [    ],000,000 ([       ] HUNDRED MILLION DOLLARS) on January 15, 2013, at the Corporate Trust Office of JPMorgan Chase Bank, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi-annually in arrears on January 15 and July 15 of each year (each, an “INTEREST PAYMENT DATE”), commencing July 15, 2005, and at maturity (or on any redemption or repayment date) the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from November 12, 2004 or from the most recent Interest Payment

Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for.  Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The interest payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on January 1 or July 1 (in each case, whether or not a business day), as the case may be (each, a “REGULAR RECORD DATE”), immediately preceding such Interest Payment Date.  Interest payable on this Note which is not punctually paid or duly provided for on any Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine.  At the option of the Issuer, interest on the Notes may be paid by (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Issuer, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to JPMorgan Chase Bank, as trustee, by such Person by the applicable record date of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, CITIZENS COMMUNICATIONS COMPANY has caused this instrument to be signed by its duly authorized officers.

Dated: November 12, 2004
CITIZENS COMMUNICATIONS COMPANY

By:
Title:

(SEAL)

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the debt securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: November 12, 2004

JPMORGAN CHASE BANK,
as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

NOTE DUE

1.       INDENTURE.  (a)  This Note is one of a duly authorized issue of senior debt securities of the Issuer (hereinafter called the “NOTES”) of a series designated as the 6 ¼ % Senior Notes Due 2013 of the Issuer, in an aggregate principal amount of $700,000,000, all issued or to be issued under and pursuant to the Indenture, dated as of May 23, 2001, as supplemented by the Third Supplemental Indenture, dated as of November 12, 2004 (as so amended and supplemented, the “INDENTURE”), between the Issuer and JPMorgan Chase Bank (the “TRUSTEE”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.  The Issuer has appointed JPMorgan Chase Bank at its principal corporate trust office in The City of New York as the paying agent (the “PAYING AGENT”, which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes.  To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

(b)  Other debentures, notes, bonds or other evidences of indebtedness (together with the Notes, hereinafter called the “SECURITIES”) may be issued under the Indenture in one or more series, which different series may vary from the Notes and each other, as in the Indenture provided.

(c)  All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2.       AMENDMENTS AND WAIVERS.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holder of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

3.       OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

4.       OPTIONAL REDEMPTION.  This Note is redeemable at the Issuer’s election, in whole or in part, at any time at a redemption price equal to the greater of:

(1)           100% of the principal amount of the Notes to be redeemed then outstanding; and

(2)           as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50-basis points plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the redemption date that is on or after a regular record date and on or before the related interest payment date, the accrued and unpaid interest, if any, shall be paid to the person in whose name the Note is registered at the close of business on such Record Date.

The Issuer will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

For purposes of the foregoing, the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date:

(1)           the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as defined below) (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2)           if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

5.        REPURCHASE AT OPTION OF HOLDER.  Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Issuer will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

6.        CERTAIN COVENANTS.  The Indenture restricts the ability of the Issuer and its Subsidiaries to incur indebtedness at the Issuer’s Subsidiaries, create certain liens and merge or consolidate with other companies.  These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

7.        EFFECT OF EVENT OF DEFAULT.  If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

8.        DEFEASANCE.  The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Issuer with certain conditions set forth therein.

9.        DENOMINATIONS; EXCHANGES.  (a)  The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denomination.

10.      HOLDER AS OWNER.  Prior to the due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer or the Trustee or any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

11.      NO LIABILITY OF CERTAIN PERSONS.  No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, shareholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer, or any successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

12.      LOST,THEFT OR DESTRUCTION.  In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as maybe required in the premises) shall be delivered to the Trustee, a new Note or like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them.  All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be born by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

13.      GOVERNING LAW.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law provisions thereof.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS,
INCLUDING ZIP CODE, OF ASSIGNEE

the within Note of Citizens Communications Company and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of Citizens Communication Company, with full power of substitution in the premises.

Dated:

Signature

NOTICE:               THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.  THE SIGNATURE SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.

Tax Identification No.:

Signature Guarantee: